SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT - JANUARY 28, 2000
                        ---------------------------------
                        (Date of Earliest Event Reported)


                           COMMODORE HOLDINGS LIMITED
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             (Exact name of registrant as specified in its charter)



                                     BERMUDA
                            ------------------------
                            (State of Incorporation)

      0-22908                                                       N/A
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(Commission File No.)                                         (I.R.S. Employer
                                                             Identification No.)



  4000 HOLLYWOOD BOULEVARD, SUITE 385-S, SOUTH TOWER, HOLLYWOOD, FLORIDA 33021
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               (Address of Principal Executive Offices) (Zip Code)



                                 (954) 967-2100
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              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 28, 2000, Crown Cruises of Panama, Inc., a wholly owned subsidiary of Commodore Holdings Limited (the "Company"), purchased the 916-passenger cruise ship Crown Dynasty (the "Vessel") from Crown Dynasty, Inc., a Panamanian corporation (the "Seller"), for $86.2 million. Prior to such purchase, the Company operated the Vessel pursuant to a bareboat charter with the Seller. The Seller granted the Company an option to purchase the Vessel as part of the charter. In connection with the Company's exercise of its option to purchase the Vessel, the parties agreed to apply the $4.5 million security deposit under the charter to the purchase price for the Vessel. The purchase price in such option was determined through arm's length negotiations between the Company and the Seller.

         The Company financed its purchase of the Vessel through loans in the aggregate principal amount of $51,720,000 from Merita Bank Plc, Christiana Bank og Kreditkasse ASA, and Skandinaviska Enskilda Banken AB (publ), and through a loan in the principal amount of $24,480,000 provided by EFF-Shipping Limited, an affiliate of the Seller. Such loans are guaranteed by the Company and secured by mortgages on the Vessel and certain other collateral related to the Vessel. The Company also used the proceeds from the issuance of 10% convertible subordinated debentures in the principal amount of $5 million dollars and 10% Series B Convertible Preferred Stock with a face value of $5 million dollars to finance the balance of the purchase price. The debentures and preferred stock are convertible into Common Stock beginning twelve months after issuance at $4.0625 per share. Sales of the underlying Common Stock are restricted to not more than 25% of the Common Stock per quarter, which amount increases if the Company demands conversion, which it may do in certain cases. The Company also redeemed $4 million of Series B Convertible Preferred Stock at face value in connection with the new issuances. The net proceeds from these financings, after redemption of the $4 million of Series B Convertible Preferred Stock, was approximately $81,131,000. The Company obtained the balance of the purchase price for the Vessel from cash from its operations.

         The Seller of the Vessel is an affiliate of EffJohn International, B.V., the company from whom the Company acquired the Commodore Cruise Line assets in 1995. The Seller operated the Vessel as a cruise ship between 1993, when the Vessel was built, and 1995. The Seller then chartered the Vessel to others for use as a cruise ship. Upon taking delivery of the Vessel pursuant to the charter, the Company renovated and launched the Vessel as the first ship operating under its premium Crown Cruise Line brand.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         1. Addendum No. 1 dated October 7, 1999, to Bareboat Charterparty dated March 1, 1999 between Crown Cruises Limited and Crown Dynasty, Inc., as further amended by Addendum No. 2 dated October 13, 1999 and Addendum No. 3 dated January 24, 2000, and the Memorandum of Agreement, which is an exhibit thereto.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2000

                               COMMODORE HOLDINGS LIMITED

                               By: /S/ JEFFREY I. BINDER
                                   --------------------------------------------
                                       Jeffrey I. Binder, Chairman of the Board

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                                 EXHIBIT INDEX

EXHIBIT     DESCRIPTION
-------     -----------

  1         Addendum No. 1 dated October 7, 1999, to
            Bareboat Charterparty dated March 1, 1999 between
            Crown Cruises Limited and Crown Dynasty, Inc., as further amended by Addendum No. 2 dated October 13, 1999 and Addendum No. 3 dated January 24, 2000, and the Memorandum of Agreement, which is an exhibit thereto.